Exhibit 21.01




                            SCHEDULE OF SUBSIDIARIES


Name                                         State of Incorporation/
                                                  Organization

Emergency Power Systems, L.L.C.                      Nevada

MaxCo Oil Co., Inc.                                  Nevada

Mid-Power Energy Trading, L.L.C.                     Nevada

Mid-Power Resource Corporation                       Nevada

Mid-Power Service Corporation                        Nevada

Wind Associates, Inc.                             North Dakota